Exhibit 23-2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 24, 2015 appearing in the Annual Report on Form 11-K of The Procter & Gamble 1-4-1 Plan for the year ended June 30, 2015.

/s/ DELOITTE LLP

Newcastle upon Tyne, United Kingdom
December 9, 2015